As filed with the Securities and Exchange Commission on November 26, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENSYM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-2932756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

52 Second Avenue, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

1995 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Lowell B. Hawkinson

President and Chief Executive Officer

Gensym Corporation

52 Second Avenue

Burlington, Massachusetts 01803

(781) 256-7100

(Name and Address of Agent for Service)

(781) 256-7100

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value per share	200,000 shares	$0.89(1)	$178,000(1)	$14.40

(1)	Estimated solely for the purpose of calculating the amount of the registration fee and based upon the average of the bid and asked price of the Common Stock on the OTC Bulletin Board on November 21, 2003 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-03857) filed by the Registrant on May 16, 1996, the Registration Statement on Form S-8 (File No. 333-53455) filed by the Registrant on May 22, 1998, the Registration Statement on Form S-8 (File No. 333-38464) filed by the Registrant on June 2, 2000, and the Registration Statement on Form S-8 (File No. 333-63008), each relating to the Registrant’s 1995 Employee Stock Purchase Plan, with the following exception of Part II, Item 5 thereof, which is amended and restated in its entirety as follows:

Item 5.     Interests of Named Experts and Counsel

Not applicable.

Item 8.     Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 26th day of November, 2003.

GENSYM CORPORATION

By:	/s/ LOWELL B. HAWKINSON
Lowell B. Hawkinson President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Gensym Corporation, hereby severally constitute and appoint Lowell B. Hawkinson our true and lawful attorneys with full power to him to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Gensym Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LOWELL B. HAWKINSON Lowell B. Hawkinson	President, Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	November 26, 2003

/s/ FRANK CIANCIOTTA Frank Cianciotta	Director	November 26, 2003

/s/ ROBERT A. DEGAN Robert A. Degan	Director	November 26, 2003

/s/ BARRY R. GORSUN Barry R. Gorsun	Director	November 26, 2003

/s/ JOHN A. SHANE John A. Shane	Director	November 26, 2003

/s/ THOMAS E. SWITHENBANK Thomas E. Swithenbank	Director	November 26, 2003

EXHIBIT INDEX

Exhibit Number		Description

4.1		Amended and Restated Certificate of Incorporation of Registrant (1)

4.2		Amended and Restated By-Laws of the Registrant (1)

5.1	*	Opinion of Hale and Dorr LLP

23.1	*	Consent of PricewaterhouseCoopers LLP

23.2	*	Consent of Hale and Dorr LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on the signature page to this Registration Statement)

*	Filed herewith.
(1)	Incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996.